PROMISSORY NOTE

     July 1, 1996

     The undersigned, jointly and severally, promise to pay the order of American Financial Holding, Inc., at the AFH office in Farmington, Utah, or at such other place as the holder hereof may designate in writing, the sun of One Hundred Sixty-One Thousand One Hundred Fifty-one and 00/100 Dollars ($161,151.00) payable upon the sale of Maple Hills condo or June 30, 1997, whichever occurs first, together both before and after judgment, with interest on the unpaid balance thereof form date until paid at the rate of seven and one-half percent (7.5%) per annum, interest payable as follows [blank]:


     Prepayment of this note with interest to date of payment may be made at any time without penalty.

     If the holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of said election at once become due and payable. In the event of any such default or acceleration, the undersigned, jointly and severally, agree to pay the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

     Presentment, demand, protest, noticed of dishonor and extension of time without notice are hereby waived and the undersigned consents to the release of any security, or any part thereof, with or without substitution.

/s/ Raymond L. Punta

/s/ Kenton L. Stanger, witness